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                              THE MONEY STORE, LLC

                          THE MONEY STORE TRUST 1998-A

                  I, ARTHUR Q. LYON, THE MANAGER OF THE MONEY STORE, LLC, CERTIFY THAT:

1. I HAVE REVIEWED THE ANNUAL REPORT ON FORM 10-K, AND ALL REPORTS ON FORM 8-K CONTAINING DISTRIBUTION OR SERVICING REPORTS FILED IN RESPECT OF PERIODS INCLUDED IN THE YEAR COVERED BY THIS ANNUAL REPORT OF THE MONEY STORE TRUST 1998-A;

2. BASED ON MY KNOWLEDGE, THE INFORMATION IN THESE REPORTS, TAKEN AS A WHOLE, DOES NOT CONTAIN ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE A MATERIAL FACT NECESSARY TO MAKE THE STATEMENTS MADE, IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH SUCH STATEMENTS WERE MADE, NOT MISLEADING AS OF THE LAST DAY OF THE PERIOD COVERED BY THIS ANNUAL REPORT;

3. BASED ON MY KNOWLEDGE, THE DISTRIBUTION OR SERVICING INFORMATION REQUIRED TO BE PROVIDED TO THE CERTIFICATE ADMINISTRATOR BY THE SERVICER UNDER THE POOLING AND SERVICING AGREEMENT, DATED AS OF FEBRUARY 28, 1998 (THE "AGREEMENT") WITH RESPECT TO THE MONEY STORE ASSET BACKED CERTIFICATES, SERIES 1998-A IS INCLUDED IN THESE REPORTS;

4. I AM RESPONSIBLE FOR REVIEWING THE ACTIVITIES PERFORMED BY THE SERVICER UNDER THE SERVICING AGREEMENT AND BASED UPON MY KNOWLEDGE AND THE ANNUAL COMPLIANCE REVIEW REQUIRED UNDER THE AGREEMENT, AND EXCEPT AS DISCLOSED IN THE REPORTS, THE SERVICER HAS FULFILLED ITS OBLIGATIONS UNDER THE AGREEMENT; AND

5. THE REPORTS DISCLOSE ALL SIGNIFICANT DEFICIENCIES RELATING TO THE SERVICER'S COMPLIANCE WITH THE MINIMUM SERVICING STANDARDS BASED UPON THE REPORT PROVIDED BY AN INDEPENDENT PUBLIC ACCOUNTANT, AFTER CONDUCTING A REVIEW IN COMPLIANCE WITH THE UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS OR SIMILAR PROCEDURE AS SET FORTH IN THE AGREEMENT, THAT IS INCLUDED IN THESE REPORTS.

                                                  THE MONEY STORE, LLC

                                                  BY: /S/ ARTHUR Q. LYON
                                                      NAME: ARTHUR Q. LYON
                                                      TITLE: MANAGER


DATED:  MARCH 28, 2003